Exhibit 99.1

NEWS RELEASE

For additional information contact:

Justine Koenigsberg (investors)

Concert Pharmaceuticals, Inc.

(781) 674-5284

ir@concertpharma.com

Kathryn Morris (media)

The Yates Network

(845) 635-9828

FOR IMMEDIATE RELEASE

Concert Pharmaceuticals Announces Pricing of Public Offering

Lexington, MA (March 19, 2015) – Concert Pharmaceuticals, Inc. (NASDAQ: CNCE) today announced the pricing of an underwritten public offering of 3,300,000 shares of its common stock at a public offering price of $15.15 per share. In addition, Concert has granted the underwriters a 30-day option to purchase up to an additional 495,000 shares of common stock.

All shares in the offering are being sold by Concert, with expected net proceeds to Concert of approximately $46.7 million, after deducting underwriting discounts and commissions and estimated offering expenses and not including any proceeds to be received by Concert if the underwriters were to exercise the 30-day option. The offering is expected to close on or about March 24, 2015, subject to customary closing conditions.

Wells Fargo Securities and JMP Securities are acting as joint book-running managers for the offering. Baird and Roth Capital Partners are acting as co-managers.

The offering is being made by Concert pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC), which the SEC declared effective on March 12, 2015. A preliminary prospectus supplement relating to the offering will be filed with the SEC. Copies of the preliminary prospectus supplement may be obtained from the offices of Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, 4th Floor, New York, New York, 10152, or by email at cmclientsupport@wellsfargo.com, or by phone at 1-800-326-5897 or JMP Securities LLC, Prospectus Department, 600 Montgomery Street, 10th Floor, San Francisco, CA 94111, or by phone at 1-415-835-8935.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

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Concert Pharmaceuticals Announces Pricing of Public Offering, Page 2

About Concert

Concert Pharmaceuticals is a clinical stage biopharmaceutical company focused on applying its DCE Platform® (deuterated chemical entity platform) to create novel small molecule drugs. This approach starts with approved drugs, advanced clinical candidates or previously studied compounds that have the potential to be improved with deuterium substitution to enhance clinical safety, tolerability and efficacy. The Company is developing a broad pipeline targeting CNS disorders, genetic diseases, renal disease, inflammatory diseases and cancer.

Cautionary Note on Forward Looking Statements

Any statements in this press release about the anticipated final terms, timing and completion of the proposed offering and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether or not Concert will be able to raise capital through the sale of common stock, the financial terms of the proposed offering, Concert’s ability to satisfy customary closing conditions related to the proposed offering, market and other conditions, and other factors discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, the preliminary prospectus filed with the Securities and Exchange Commission on March 18, 2015 and in other filings that we make with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We specifically disclaim any obligation to update any forward-looking statements included in this press release.

Concert Pharmaceuticals Inc., the CoNCERT Pharmaceuticals Inc. logo and DCE Platform are registered trademarks of Concert Pharmaceuticals, Inc.

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